77B Accountants Report on Internal Control

[PricewaterhouseCoopers logo]
PricewaterhouseCoopers LLP
160 Federal Street
Boston, MA 02110-9862

          Report of Independent Registered Public Accounting Firm

To the Trustees and the Shareholders of
SteinRoe Variable Investment Trust

In planning and performing our audits of the financial statements of Liberty Money Market Fund, Variable Series; Liberty Federal Securities Fund, Variable Series; Liberty Asset Allocation Fund, Variable Series; Stein Roe Growth Stock Fund, Variable Series; Liberty Small Company Growth Fund, Variable Series (the "Funds") (each a series of SteinRoe Variable Investment Trust) for the year ended December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Funds is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). A material weakness, for purposes of this report, is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 2004.

This report is intended solely for the information and use of the Board of Trustees, management and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
February 25, 2005


LIBERTY ASSET ALLOCATION FUND, VARIABLE SERIES (Fund)

On September 10, 2004, the following disclosure was added to the Fund's prospectus under the heading "Principal Investment Strategies":

The Fund may purchase derivative instruments, such as futures, options, swap contracts, and inverse floaters, to gain or reduce exposure to particular securities or segments of the bond markets. Derivatives are financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use derivatives for both hedging and non-hedging purposes, such as to adjust the Fund's sensitivity to changes in interest rates, or to offset a potential loss in one position by establishing an opposite position. The Fund typically uses derivatives in an effort to achieve more efficiently economic exposures similar to those it could have achieved through the purchase and sale of fixed income securities. Investments in derivatives may be applied toward meeting a requirement to invest in a particular kind of investment if the derivatives have economic characteristics similar to investments of that kind.

Also on September 10, 2004, the following disclosure was added to the Fund's prospectus under the heading "Principal Investment Risks":

 Derivatives involve special risks and may result in losses. Derivative strategies often involve leverage, which may exaggerate a loss, potentially causing the Fund to lose more money than it would have had it invested in the underlying security. The values of derivatives may move in unexpected ways, especially in unusual market conditions, and may result in increased volatility. The use of derivatives may also cause the Fund to receive taxable income, which could increase the amount of taxes payable by shareholders. Other risks arise from the Fund's potential inability to terminate or sell derivative positions. A liquid secondary market may not always exist for the Fund's derivative positions at times when the Fund might wish to terminate or sell such positions. Over-the-counter instruments (investments not traded on an exchange) may be illiquid, and transactions in derivatives traded in the over-the-counter market are subject to the risk that the other party will not meet its obligations. For more information on the risks of derivative strategies, see the Statement of Additional Information.


Liberty Federal Securities Fund, Variable Series (Fund)

On September 10, 2004, the following disclosure was added to the Fund's prospectus to the section "Other Investment Strategies and Risks":

DERIVATIVE STRATEGIES

The Fund may enter into a number of derivative strategies, including those that employ futures and options, swap contracts and inverse floaters, to gain or reduce exposure to particular securities or markets. These strategies, commonly referred to as derivatives, involve the use of financial instruments whose values depend on, or are derived from, the value of an underlying security, index or currency. The Fund may use these strategies to adjust for both hedging and non-hedging purposes, such as to adjust the Fund's sensitivity to changes in interest rates, or to offset a potential loss in one position by establishing an interest in an opposite position. Derivative strategies involve the risk that they may exaggerate a loss, potentially losing more money than the actual cost of the underlying security, or limit a potential gain. Also, with some derivative strategies there is the risk that the other party to the transaction may fail to honor its contract terms, causing a loss to the Fund.

LIBERTY ASSET ALLOCATION FUND, VARIABLE SERIES
LIBERTY FEDERAL SECURITIES FUND, VARIABLE SERIES

Also on September 10, 2004 , the following disclosure was added to Statement of Additional Information under the section "Appendix A- Investment Techniques and Securities"


Swap Agreements (Swaps, Caps, Collars and Floors)

The Funds may enter into interest rate swaps, currency swaps, and other types of swap agreements such as caps, collars, and floors. In a typical interest rate swap, one party agrees to make regular payments equal to a floating interest rate times a "notional principal amount," in return for payments equal to a fixed rate times the same amount, for a specified period of time. If a swap agreement provides for payments in different currencies, the parties might agree to exchange notional principal amount as well. Swaps may also depend on other prices or rates, such as the value of an index or mortgage prepayment rates.

In a typical cap or floor agreement, one party agrees to make payments only under specified circumstances, usually in return for payment of a fee by the other party. For example, the buyer of an interest rate cap obtains the right to receive payments to the extent that a specified interest rate exceeds an agreed upon level, while the seller of an interest rate floor is obligated to make payments to the extent that a specified interest rate falls below an agreed upon level. An interest rate collar combines elements of buying a cap and selling a floor.

Swap agreements will tend to shift a Fund's investment exposure from one type of investment to another. For example, if a Fund agreed to exchange payments in dollars for payments in foreign currency, the swap agreement would tend to decrease the Fund's exposure to U.S. interest rates and increase its exposure to foreign currency and interest rates. Caps and floors have an effect similar to buying or writing options. Depending on how they are used, swap agreements may increase or decrease the overall volatility of a Fund's investments and its share price and yield.

Swap agreements are sophisticated hedging instruments that typically involve a small investment of cash relative to the magnitude of risks assumed. As a result, swaps can be highly volatile and may have a considerable impact on the Funds' performance. Swap agreements are subject to risks related to the counterparty's ability to perform, and may decline in value if the counterparty's creditworthiness deteriorates. The Funds may also suffer losses if they are unable to terminate outstanding swap agreements or reduce their exposure through offsetting transactions.




77E Legal Proceedings
Recently, the Fund has been named as a nominal defendant in several derivative actions under Sections 34(b), 36(b) and 48(a) of the Investment Company Act of 1940, as amended, alleging, among other things, that the fees and expenses paid by the Fund are excessive. Cohen v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 2, 2004; Osburn v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 10, 2004; Slicker v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on August 11, 2004; and Simmonds v. FleetBoston Financial Corporation was filed in the U.S. District Court for the District of Massachusetts on September 8, 2004. The Fund and the other defendants to these actions, including Columbia Management Advisors, Inc. ("CMA") and various of its affiliates, certain other mutual funds advised by CMA and its affiliates, and various directors of the Fund and such funds, have denied these allegations and are contesting the plaintiffs' claims.

Additionally, various civil individual, class and derivative actions have been filed in regard to certain market timing allegations. As of October 31, 2004, we have received the following complaints.

(1) George Slaybe et al, Plaintiffs, v. Columbia Management Advisors, Inc., Defendant United States District Court District of Massachusetts
      Case # 04 10534 PBS

(2) David Armetta derivatively on behalf of the Columbia Common Stock Fund, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10555 MLW

(3) Edward I. Segel and Iris Segel derivatively on behalf of Columbia Acorn Fund, Columbia Acorn Trust and the Columbia Funds, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10567MEL

(4) Catherine Dukes, Individually and On Behalf of All Others Similarly Situated v. Columbia Funds, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10315-PBS

(5) AB Medical Equipment Corp., Individually and On Behalf of All Others Similarly Situated, Plaintiff, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10355PBS

(6) Karen M. McKenna, Individually and on Behalf of All Others Similarly Situated, Plaintiff, v. Columbia Funds, et al.

         United States District Court
         Southern District of New York
         Case # 04 CV 1576

(7) Lawrence S. Wick, as custodian for Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick, and Ryan S. Wick, Andrew T. Wick, and Hayley L. Wick individually and on behalf of others similarly situated, Plaintiffs, v. FleetBoston Financial Corporation, et al.

         United States District Court
         District of Massachusetts
         Case # 04-10408HEL

(8) Steven B. Ehrlich, Custodian for Cory Ryan Ehrlich UTMA/Florida, Individually and On Behalf of All Others Similarly Situated v.
          Columbia Funds, et al.

         United States District Court
         District of Massachusetts
         Case # 04 10405 PBS

(9) Harold Beardsley, et al on behalf of Columbia Disciplined Value Fund (the "Columbia Funds") v. FleetBoston Financial Corporation, et al

         United States District Court
         District of Massachusetts
         Case # 04 10978 PBS

77Q Exhibits

                       STEINROE VARIABLE INVESTMENT TRUST
                                     BY-LAWS
                (As Amended and Restated Through August 11, 2004)
i


ARTICLE I.        AGREEMENT AND DECLARATION OF TRUST, LOCATION OF OFFICES AND SEAL
Section    1.01.  Agreement and Declaration of Trust                                    1
           1.02.  Principal Office.                                                     1
           1.03.  Seal                                                                  1

ARTICLE II.         BOARD OF TRUSTEES
Section    2.01.  Number and Term of Office                                             1
           2.02.  Power to Declare Dividends                                            2
           2.03.  Annual and Regular Meetings                                           2
           2.04.  Special Meetings                                                      2
           2.05.  Notice                                                                3
           2.06.  Waiver of Notice                                                      3
           2.07.  Quorum and Voting                                                     3
           2.08.  Action Without a Meeting                                              3

ARTICLE III       EXECUTIVE COMMITTEE AND OTHER COMMITTEES
Section    3.01.  How Constituted                                                       3
           3.02.  Powers of the Executive Committee                                     4
           3.03.  Other Committees of the Board of Trustees.                            4
           3.04.  Proceedings, Quorum and Manner of Acting                              4
           3.05.  Other Committees                                                      4
           3.06.  Action Without a Meeting                                              4
           3.07.  Waiver of Notice                                                      4

ARTICLE IV.       OFFICERS
Section    4.01.  General                                                               5
           4.02.  Term of Office and Qualifications                                     5
           4.03.  Resignation                                                           5
           4.04.  Removal                                                               5
           4.05.  Chairman of the Board                                                 5
           4.06.  Powers and Duties of the President                                    6
           4.07.  Powers and Duties of Vice-Presidents                                  6
           4.08.  Powers and Duties of the Treasurer                                    6
           4.09.  Powers and Duties of the Secretary                                    7
           4.10.  Powers and Duties of Assistant Treasurers                             7
           4.11.  Powers and Duties of Assistant Secretaries                            7
           4.12.  Remuneration                                                          7
           4.13.  Surety Bonds                                                          7

ARTICLE V.            CUSTODY OF SECURITIES
Section    5.01.  Employment of a Custodian                                             7
           5.02.  Provisions of Custodian Contract                                      8



ARTICLE VI.           EXECUTION OF INSTRUMENTS, RIGHTS AS SECURITY
HOLDER
Section    6.01.  General                                                               8
           6.02.  Rights as Security Holder                                             8

ARTICLE VII.          SHARES OF BENEFICIAL INTEREST
Section    7.01.  Certificates                                                          9
           7.02.  Uncertificated Shares                                                 9
           7.03.  Transfers of Shares                                                   9
           7.04.  Registered Shareholders                                               9
           7.05.  Transfer Agents and Registrars                                        10
           7.06.  Fixing of Record Date                                                 10
           7.07.  Lost, Stolen, or Destroyed Certificates                               10
           7.08.  Discontinuance of Issuance of Certificates                            11

ARTICLE VIII.  FISCAL YEAR, ACCOUNTANT
Section    8.01.  Fiscal Year                                                           11
           8.02.  Accountants                                                           11

ARTICLE IX.  AMENDMENTS
Section    9.01.  General                                                               11
           9.02.  By Shareholders Only                                                  11

ARTICLE X.  MISCELLANEOUS
Section 10.01.    Restrictions and Limitations                                          12


9



                                        1

                       STEINROE VARIABLE INVESTMENT TRUST
                                     BY-LAWS
                (As Amended and Restated Through October 5, 1988)


ARTICLE I.     AGREEMENT AND DECLARATION OF TRUST, LOCATION OF OFFICES AND SEAL

     Section 1.01. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust as now in effect or hereinafter amended ("Declaration of Trust") of SteinRoe Variable Investment Trust, a Massachusetts business trust established by the Declaration of Trust (the "Trust"). For all purposes, except as noted in these By-Laws, "series" as used hereinafter shall refer to the Trust's investment portfolios ("Funds") and any series issued by such Funds, including Matched Maturity Series of the Government Securities Zero Coupon Fund.

     Section 1.02. Principal Office. A principal office of the Trust shall be located in Boston, Massachusetts. The Trust may, in addition, establish and maintain such other offices and places of business as the Board of Trustees may from time to time determine.

     Section 1.03. Seal. The seal of the Trust shall be circular in form and shall bear the name of the Trust, the word "Massachusetts," and the year of its organization. The form of the seal shall be subject to alteration by the Board facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document requiring the same. Unless otherwise required by the Board of Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                             ARTICLE II. BOARD OF TRUSTEES

     Section 2.01. Number and Term of Office. The Board of Trustees shall initially consist of the initial sole Trustee, which number may be increased or subsequently decreased by a resolution of a majority of the entire Board of Trustees, provided that the number of Trustees shall not be less than one nor more than twenty-one. Each Trustee (whenever selected) shall hold office until the next meeting of shareholders called for the purposes of electing Trustees and until his successor is elected and qualified or until his earlier death, resignation, or removal. Each Trustee shall retire on December 31 of the year during which the Trustee becomes age 74. The initial Trustee shall be the person designated in the Declaration of Trust.





     Section 2.02.  Power to Declare Dividends.
                    --------------------------

     (a) The Board of Trustees, from time to time as it may deem advisable, may declare and pay dividends to the shareholder of any series of the Trust in cash or other property of that series, out of any source available to that series for dividends, according to the respective rights and interests of shareholders of that series and in accordance with the applicable provisions of the Declaration of Trust.

     (b) The Board of Trustees may prescribe from time to time that dividends declared on shares of a series may be payable at the election of any of the shareholders of that series (exercisable before the declaration of the dividend), either in cash or in shares of that series; provided that the net asset value of the shares received by a shareholder electing to receive dividends in shares (determined as of such time as the Board of Trustees shall have prescribed in accordance with the Declaration of Trust) shall not exceed the full amount of cash to which the shareholder would be entitled if he elected to receive cash.

     Section 2.03. Annual and Regular Meetings. Annual and regular meetings of the Board of Trustees may be held without call or notice and at such places at such times as the Board of Trustees may from time to time determine provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. Unless otherwise required by the Investment Company Act of 1940 (the "1940 Act"), members of the Board of Trustees or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or other communications equipment, by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

     Section 2.04. Special Meetings. Special meetings of the Board of Trustees shall be held whenever called and at such place and time determined by the President or by any one of the Trustees, at the time being in office, at the time and place specified in the respective notices or waivers of notice of such meetings.

     Section 2.05. Notice. If notice of a meeting of the Board of Trustees is required or desired to be given, notice stating the time and place shall be mailed to each Trustee at his residence or regular place of business at least two days before the day on which the meeting is to be held, or caused to be delivered to him personally or to be transmitted to him by telephone, telegraph, cable, or wireless at least one day before the meeting. A notice or waiver of notice of a meeting need not specify the purpose thereof.

     Section 2.06. Waiver of Notice. No notice required or desired to be given of any meeting need be given to any Trustee who attends such meeting in person or to any Trustee who waives notice of such meeting in writing (which waiver shall be filed with records of such meeting), whether before or after the time of the meeting.

     Section 2.07. Quorum and Voting. At all meetings of the Board of Trustees, the presence of a majority of the Trustees then in office shall constitute a quorum for the transaction of business. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting without further notice, from time to time, until a quorum shall be present. The action of a majority of the Trustees present at a meeting at which a quorum is present shall be the action of the Board of Trustees, unless the concurrence of a greater proportion or a proportion of Trustees who are not interested persons as defined by the 1940 Act is required for such action by law, by the Declaration of Trust, or by these By-Laws.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Trustees may be taken without a meeting, unless otherwise required by the 1940 Act, if all Trustees consent to the action in writing, and such written consents are filed with the minutes of proceedings of the Board of Trustees. Such consents shall be treated as a vote for all purposes.

               ARTICLE III. EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. How Constituted. By resolution adopted by the Board of Trustees, the Board may designate one or more committees, including an Executive Committee. The number composing such committee (not less than two in the case of any Executive Committee) shall be determined by the Board of Trustees. Each member of a committee shall be a Trustee and shall hold office during the pleasure of the Board.

     Section 3.02. Powers of the Executive Committee. Unless otherwise provided by resolution of the Board of Trustees, the Executive Committee shall have and may exercise all powers of the Board of Trustees in the management of the business and affairs of the Trust that may lawfully be exercised by an executive committee, except the power to recommend to shareholders any matter requiring shareholder approval, amend the Declaration of Trust or By-Laws, or approve any merger or share exchange that does not require shareholder approval.

     Section 3.03. Other Committees of the Board of Trustees. To the extent provided by resolution of the Board, other committees of the Board shall have and may exercise any of the powers that may lawfully be granted to the Executive Committee.

     Section 3.04. Proceedings, Quorum and Manner of Acting. In the absence of appropriate resolution of the Board of Trustees, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the Board of Trustees to act in the place of such absent member.

     Section 3.05. Other Committees. The Board of Trustees may appoint other committees, each consisting of one or more persons, who need not be Trustees. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Trustees, but shall not exercise any power which may lawfully be exercised only by the Board of Trustees or a committee thereof.

     Section 3.06. Action Without a Meeting. Any action required or permitted to be taken at any meeting of any committee may be taken without a meeting, if all the members thereof consent in writing and such written consents are filed with the minutes of proceedings of the Board of Trustees or of the committee.

     Section 3.07. Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of any committee is required to be given under the provisions of any applicable law or under the provisions of the Declaration of Trust or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding of such meeting, or actual attendance at the meeting in person, shall be deemed equivalent to the giving of such notice to such persons.

                            ARTICLE IV. OFFICERS

     Section 4.01. General. The officers of the Trust shall be a President, a Secretary, and a Treasurer who shall be elected by the Trustees. The Trustees may elect or appoint such other officers or agents as they deem advisable including, without limitation, a Controller, one or more Vice Presidents, one or more Assistant Treasurers, and one or more Assistant Secretaries.

     Section 4.02. Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust of these by-laws, the President, the Treasurer and the Secretary shall each hold office until his successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal, and all other officers shall hold office at the pleasure of the Trustees. Any person may hold one or more offices of the Trust except the offices of President and Vice-President, but no officer shall execute, acknowledge, or verify an instrument in more than one capacity, if such instrument is required by law, by the Declaration of Trust, or by these By-Laws to be executed, acknowledged or verified by two or more officers. The Chairman of the Board, if any, shall be chosen from among the Trustees of the Trust and may hold such office only so long as he continues to be a Trustee. No other officer need be a Trustee.

     Section 4.03. Resignation. Any officer may resign his office at any time by delivering a written resignation to the Board of Trustees, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 4.04. Removal. Any officer may be removed from office, whenever in the Board's judgment the best interest of the Trust will be served thereby, by the vote of a majority of the Trustees then in office given at any regular or special meeting. In addition, any officer or agent appointed by an officer or a committee may be removed, either with or without cause, by such appointing officer or committee.

     Section 4.05. Board Chair. The Trustees shall annually elect one of their number to serve as their chair. The Board Chair shall hold such position until his or her successor is chosen and qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. The Board Chair shall hold such position at the pleasure of the Trustees. The Board Chair shall preside at all meetings of the Trustees at which he or she is present and shall perform any other duties and responsibilities prescribed from time to time by the Trustees. In the absence of the Board Chair, or in the event that such position is vacant, the Trustees present at the meeting shall designate one of their number to preside at such meeting. The Board Chair shall not be considered an officer of the Trust.

     Section 4.06. Powers and Duties of the President. The President shall be chief executive officer of the Trust and shall preside at all meetings of the shareholders which he or she is present, except as otherwise voted by the Trustees. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and shall preside at all meetings of the Shareholders. Subject to the control of the Trustees and to the control of any Committees of the Trustees, within their respective spheres, as provided by the Trustees, he shall at all times exercise a general supervision and direction over the affairs of the Trust. He shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. He shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

     Section 4.07. Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice President or, if there be more than one vice President, any Vice President designated by the Trustees shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him from time to time by the Trustees and the President.

     Section 4.08. Powers and Duties of the Treasurer, Controller and Chief Accounting Officer. The Treasurer shall be the principal financial officer of the Trust, and, in the absence of a Controller of the Trust serving as the principal accounting officer, shall be the principal accounting officer of the Trust. He shall deliver all funds of the Trust which may come into his hands to such Custodian as the Trustees may employ pursuant to Article V of these By-Laws. He shall render a statement of condition of the finances of the Trust to the Trustees as often as they shall require the same and he shall in general perform all the duties incident to the office of Treasurer and such to his duties as from time to time may be assigned to him by the Trustees. The Treasurer shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

                   The Controller shall be the officer of the Trust primarily responsible for ensuring all expenditures of the Trust are reasonable and appropriate. The Controller shall be responsible for oversight and maintenance of liquidity and leverage facilities available to the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

The Chief Accounting Officer of the Trust shall be in charge of its books and accounting records. The Chief Accounting Officer shall be responsible for preparation of financial statements of the Trust and shall have such other duties and powers as may be designated from time to time by the Trustees or the President.

     Section 4.09. Powers and Duties of the Secretary. The Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; he shall have custody of the seal of the Trust; he shall have charge of the Share transfer books, lists and records unless the same are in the charge of the Transfer Agent. He shall attend to the giving and serving of all notices by the Trust in accordance with the provision of these By-Laws and as required by law; and subject to these By-Laws, he shall in general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.10. Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform such other duties as from time to time may be assigned to him by the Trustees. Each Assistant Treasurer shall give a bond for the faithful discharge of his duties, if required to do so by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

     Section 4.11. Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to him by the Trustees.

     Section 4.12. Remuneration. The compensation, if any, of the officers and Trustees of the Trust shall be fixed from time to time by the Board of Trustees.

     Section 4.13. Surety Bonds. The Board of Trustees may require any officer or agent of the Trust to execute a bond to the Trust (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the SEC thereunder) in such sum and with such surety or sureties as the Board of Trustees may determine, conditioned upon the faithful performance of his duties to the Trust, including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his hands.

                            ARTICLE V. CUSTODY OF SECURITIES

     Section 5.01. Employment of a Custodian. The Trust shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all securities and similar investments owned by the Trust for the benefit of any series and cash representing the proceeds from sales of securities owned by the Trust for the benefit of any series and of capital stock or other units of beneficial interest issued to the Trust for the benefit of any series, payments of principal upon securities owned by the Trust for the benefit of any series, or capital distribution in respect to capital stock or other units of beneficial interest owned by the Trust for the benefit of any series, pursuant to a written contract with such Custodian. The Custodian shall be a bank or trust company having not less than $2,000,000 aggregate capital, surplus and undivided profits (as shown in its last published report).

     Section 5.02. Provisions of Custodian Contract. The Custodian contract shall be upon such terms and conditions and may provide for such compensation as the Board of Trustees deems necessary or appropriate, provided such contract shall include all such provisions that are required by, and shall otherwise comply with, the applicable provisions of the Investment Company Act and the rules and regulations thereunder as in effect from time to time.

               ARTICLE VI. EXECUTION OF INSTRUMENTS, RIGHTS AS SECURITY HOLDER

      Section 6.01. General. All deeds, documents, transfers, contracts, agreements and other instruments requiring execution by the Trust shall be signed by the President, any Executive Vice-President, any Senior Vice-President, any Vice-President, the Controller, the Secretary, or the Treasurer, or as the Board of Trustees may otherwise, from time to time, authorize. Any such authorization may be general or confined to specific instances.

     Section 6.02. Rights as Security Holder. Unless otherwise ordered by the Board of Trustees, any officer shall have full power and authority on behalf of the Trust to (1) exercise (or waive) any and all rights, powers and privileges incident to the ownership of any securities or other obligations which may be owned by the Trust; and (2) attend and to act and to vote, or in the name of the Trust to execute proxies to vote, at any meeting of security holders of any company in which the Trust may hold securities. At any such meeting, any officer shall possess and may exercise (in person or by proxy) any and all rights, powers and privileges incident to the ownership of such securities.



                        ARTICLE VII. SHARES OF BENEFICIAL INTEREST

     Section 7.01. Certificates. Each shareholder shall be entitled, upon request, to a certificate or certificates which shall represent and certify the number, kind, series and class of full shares owned by him in the Trust. No certificates shall be issued for fractional shares. Each certificate shall be signed by the President or a Vice-President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and shall be sealed with the Seal. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the Trust before the certificate is issued, the certificate may nevertheless be issued with the same effect as if the officer had not ceased to be such officer as of the date of its issue.

     Section 7.02. Uncertificated Shares. The Trust's share ledger shall be deemed to represent and certify the number of full and/or fractional shares of a series owned of record by a shareholder in those instances where a certificate for such shares has not been issued.

     Section 7.03. Transfers of Shares. Shares of any series of the Trust shall be transferable on the books of the Trust at the request of the record holder thereof in person or by a duly authorized attorney, upon presentation to the Trust or its transfer agent of a duly executed assignment or authority to transfer, or proper evidence of succession, and, if the shares are represented by a certificate, a duly endorsed certificate or certificates of shares surrendered for cancellation, and with such proof of the authenticity of the signatures and as to other relevant matters as the Trust or its transfer agent may reasonably require.

     The transfer shall be recorded on the books of the Trust and the old certificates, if any, shall be cancelled, and the new record holder, upon request, shall be entitled to a new certificate or certificates.

     Section 7.04. Registered Shareholders. The Trust shall be entitled to treat the holder of record of shares of each series as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Commonwealth of Massachusetts.

     Section 7.05. Transfer Agents and Registrars. The Board of Trustees may, from time to time, appoint or remove transfer agents and/or registrars of transfers of shares of the Trust, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made, all certificates representing shares thereafter or by one of such registrars of transfers or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

     Section 7.06. Fixing of Record Date. The Board of Trustees may fix in advance a date as a record date for the determination of the shareholders of any series entitled to notice of or to vote at any meeting of such shareholders or any adjournment thereof, or to express consent to Trust action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of shares of such series, or for the purpose of other lawful action, provided that such record date shall not be more than 90 days, and, in the case of a meeting of shareholders, not less than 10 days, prior to the date on which the particular action requiring such determination of shareholders of such series is to be taken. In such case only such shareholders as shall be shareholders of record of such series on the record date so fixed shall be entitled to such notice of, and to vote at, such meeting or adjournment, or to give such consent, or to receive payment of such dividend or other distribution, or to receive such allotment of rights, or to exercise such rights, or to take such other action, as the case may be, notwithstanding any transfer or redemption of any shares of such series on the books of the Trust after any such record date. If no record date has been fixed for the determination of shareholders the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day on which notice of the meeting is mailed, which shall not be more than 90 days before the meeting, or, if notice is waived by all shareholders entitled thereto, at the close of business on the tenth day before the day on which the meeting is held.


     Section 7.07. Lost, Stolen, or Destroyed Certificates. Before issuing a new certificate for shares of any series of the Trust alleged to have been lost, stolen, or destroyed, the Board of Trustees or any officer authorized by the Board may, in its or his discretion, require the owner of the lost, stolen, or destroyed certificate (or his legal representative) to give the Trust a bond or other indemnity, in such form and in such amount as of the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Trust against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of such new certificate.

     Section 7.08. Discontinuance of Issuance of Certificates. The Trustees may at any time discontinue the issuance of share certificates and may, by written notice to each shareholder, require the surrender of share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of shares in the Trust.

                            ARTICLE VIII. FISCAL YEAR, ACCOUNTANT

     Section 8.01. Fiscal Year. The fiscal year of the Trust shall be established by the Board of Trustees.
                    -----------

     Section 8.02. Accountants. The Trust shall employ an independent public accountant or firm of independent public accountants as the Accountant to examine and certify or issue its report on the financial statements of the Trust.


                                        ARTICLE IX. AMENDMENTS

     Section 9.01. General. Except as provided in Section 9.02 hereof, all By-Laws of the Trust, whether adopted by the Board of Trustees or the shareholders, shall be subject to amendment, alteration, or repeal, and new By-Laws may be made, by the affirmative vote of a majority of either:

     (a) the holders of record of the outstanding shares of the Trust entitled to vote at any meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal, or new By-Law; or

     (b) the Trustees, at any regular or special meeting.

Section 9.02.  By Shareholders Only.
               --------------------

     (a) No amendment of any section of these By-Laws shall be made except by the shareholders of the Trust, if the By-Laws provide that such section may not be amended, altered or repealed except by the shareholders.

     (b) From and after the effectiveness of the Trust's registration statement under the Securities Act of 1933, no amendment of this Article IV or Article X shall be made except by the shareholders of the Trust.

                                    ARTICLE X. MISCELLANEOUS

     Section 10.01.  Restrictions and Limitations.
                     ----------------------------

     (a) The Trust shall not lend assets of the Trust to any officer or Trustee of the Trust or to any officer, director, or stockholder (or partner of a stockholder) of, or person financially interested in, the investment adviser or any underwriter of the Trust, or to the investment adviser of the Trust or to any underwriter of the Trust.

     (b) The Trust shall not restrict the transferability or negotiability of the shares of the Trust, except in conformity with the statements with respect thereto contained in the Trust's Registration Statement, and not in contravention of such rules and regulations as the SEC may prescribe.

     (c) The Trust shall not permit any officer or Trustee of the Trust, or any officer, director, or stockholder (or partner of a stockholder) of the investment adviser or any underwriter of the Trust to deal for or on behalf of the Trust with himself as principal or agent, or with any partnership, association, or trust in which he has a financial interest; provided that the foregoing provisions shall not prevent, to the extent consistent with applicable securities laws: (1) officers and Trustees of the Trust from buying, holding, redeeming, or selling shares in the Trust, or from being officers, directors, or stockholders (or partners of a stockholder) of or otherwise financially interested in the investment adviser or any underwriter of the Trust; (2) purchases or sales of securities or other property by the Trust from or to an affiliated person or to the investment adviser or any underwriter of the Trust, if such transactions are not prohibited by the 1940 Act or have been exempted by SEC order from the prohibitions of the 1940 Act; (3) purchases of investments for the portfolio of the Trust through a securities dealer who is, or one or more of whose partners, stockholders, officers, or directors is, an officer or Trustee of the Trust, if such transactions are handled in the capacity of broker only and commissions charged do not exceed customary brokerage charges for such services; (4) employment of legal counsel, registrar, transfer agent, dividend disbursing agent, or custodian who is, or has a partner, stockholder, officer, or director who is, an officer or Trustee of the Trust, if only customary fees are charged for services to the Trust; (5) sharing statistical, research, legal and management expenses and office hire and expenses with any other investment company in which an officer or Trustee of the Trust is an officer, trustee, or director or otherwise financially interested.


                                 END OF BY-LAWS




Amendment to Investment Management Agreement

                  Amendment to Investment Management Agreement

Each Agreement under which Columbia Management Advisors, Inc. acts as investment adviser to one or more of the investment companies indicated on Schedule A hereto (each a "Fund) is hereby amended to reduce the rates at which fees are payable thereunder with respect to such Fund to the rates indicated on Schedule A, from and after the date that Columbia Management Advisors, Inc. enters into a final Assurance of Discontinuance with the Office of the Attorney General of the State of New York relating to mutual fund trading practices.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of October 12, 2004.

 COLUMBIA FUNDS TRUST I,        COLUMBIA SMALL CAP GROWTH FUND, INC.,

 COLUMBIA FUNDS TRUST II,       COLUMBIA INTERNATIONAL STOCK FUND, INC.,

 COLUMBIA FUNDS TRUST III,      COLUMBIA TECHNOLOGY FUND, INC.,

 COLUMBIA FUNDS TRUST IV,       COLUMBIA SHORT-TERM BOND FUND, INC.,

 COLUMBIA FUNDS TRUST V,        LIBERTY VARIABLE INVESTMENT TRUST, and

 COLUMBIA FUNDS TRUST VI,       STEINROE VARIABLE INVESTMENT TRUST

 COLUMBIA FUNDS TRUST VII,

 COLUMBIA FUNDS TRUST VIII,

 COLUMBIA FUNDS TRUST IX,

 COLUMBIA FUNDS TRUST X,

 COLUMBIA FUNDS TRUST XI,

On behalf of each series of listed on Schedule A hereto

         By: /s/ Christopher L. Wilson

         Title:  President

COLUMBIA MANAGEMENT ADVISORS, INC.

         By: /s/ Roger A. Sayler

         Title: Executive Vice President

                                                                      Schedule A

                                          BREAKPOINTS $MM OF AVERAGE DAILY
FUND NAME                                            NET ASSETS                 RATE
---------                                 --------------------------------      ----
Columbia Tax-Managed Growth Fund              $    0.0   to   $  500.0         0.520%
                                              $  500.0   to   $1,000.0         0.470%
                                              $1,000.0   to   $1,500.0         0.420%
                                              $1,500.0   to   $3,000.0         0.370%
                                              $3,000.0   to   $6,000.0         0.350%
                                             >$6,000.0                         0.330%

Columbia Tax-Managed Growth Fund II           $    0.0   to   $  500.0         0.720%
                                              $  500.0   to   $1,000.0         0.670%
                                              $1,000.0   to   $1,500.0         0.620%
                                              $1,500.0   to   $3,000.0         0.570%
                                              $3,000.0   to   $6,000.0         0.550%
                                             >$6,000.0                         0.530%

Columbia Large Cap Growth Fund                $    0.0   to   $  500.0         0.700%
                                              $  500.0   to   $1,000.0         0.650%
                                              $1,000.0   to   $1,500.0         0.600%
                                              $1,500.0   to   $3,000.0         0.550%
                                              $3,000.0   to   $6,000.0         0.530%
                                             >$6,000.0                         0.510%

Columbia Large Cap Core Fund                  $    0.0   to   $  500.0         0.700%
                                              $  500.0   to   $1,000.0         0.650%
                                              $1,000.0   to   $1,500.0         0.600%
                                              $1,500.0   to   $3,000.0         0.550%
                                              $3,000.0   to   $6,000.0         0.530%
                                             >$6,000.0                         0.510%

Columbia Growth & Income Fund                 $    0.0   to   $  500.0         0.770%
                                              $  500.0   to   $1,000.0         0.720%
                                              $1,000.0   to   $1,500.0         0.600%
                                              $1,500.0   to   $3,000.0         0.600%
                                              $3,000.0   to   $6,000.0         0.600%
                                             >$6,000.0                         0.580%

Columbia Tax-Managed Value Fund               $    0.0   to   $  500.0         0.720%
                                              $  500.0   to   $1,000.0         0.670%
                                              $1,000.0   to   $1,500.0         0.620%
                                              $1,500.0   to   $3,000.0         0.570%
                                              $3,000.0   to   $6,000.0         0.550%
                                             >$6,000.0                         0.530%


Columbia Disciplined Value Fund               $    0.0   to   $  500.0         0.700%
                                              $  500.0   to   $1,000.0         0.650%
                                              $1,000.0   to   $1,500.0         0.600%
                                              $1,500.0   to   $3,000.0         0.550%
                                              $3,000.0   to   $6,000.0         0.530%
                                             >$6,000.0                         0.510%

Columbia Dividend Income Fund                 $    0.0   to   $  500.0         0.700%
                                              $  500.0   to   $1,000.0         0.650%
                                              $1,000.0   to   $1,500.0         0.600%
                                              $1,500.0   to   $3,000.0         0.550%
                                              $3,000.0   to   $6,000.0         0.530%
                                             >$6,000.0                         0.510%

Liberty Growth & income Fund, VS              $    0.0   to   $  500.0         0.770%
                                              $  500.0   to   $1,000.0         0.720%
                                              $1,000.0   to   $1,500.0         0.670%
                                              $1,500.0   to   $3,000.0         0.620%
                                              $3,000.0   to   $6,000.0         0.600%
                                             >$6,000.0                         0.580%

Liberty Equity Fund, VS                       $    0.0   to   $  500.0         0.700%
                                              $  500.0   to   $1,000.0         0.650%
                                              $1,000.0   to   $1,500.0         0.610%
                                              $1,500.0   to   $3,000.0         0.560%
                                              $3,000.0   to   $6,000.0         0.545%
                                             >$6,000.0                         0.525%

Columbia Mid Cap Growth Fund                  $    0.0   to   $  500.0         0.820%
                                              $  500.0   to   $1,000.0         0.750%
                                              $1,000.0   to   $1,500.0         0.720%
                                             >$1,500.0                         0.670%

Columbia Small Cap Growth Fund, Inc.          $    0.0   to   $  500.0         0.870%
                                              $  500.0   to   $1,000.0         0.820%
                                             >$1,000.0                         0.770%

Columbia Asset Allocation Fund                $    0.0   to   $  500.0         0.650%
                                              $  500.0   to   $1,000.0         0.600%
                                              $1,000.0   to   $1,500.0         0.550%
                                              $1,500.0   to   $3,000.0         0.500%
                                              $3,000.0   to   $6,000.0         0.480%
                                             >$6,000.0                         0.460%

Columbia International Equity Fund            $    0.0   to   $  500.0         0.803%
                                              $  500.0   to   $1,000.0         0.753%
                                              $1,000.0   to   $1,500.0         0.703%
                                              $1,500.0   to   $3,000.0         0.653%
                                              $3,000.0   to   $6,000.0         0.633%
                                             >$6,000.0                         0.613%

Columbia International Stock Fund, Inc.          $    0.0   to    $  500.0   0.870%
                                                 $  500.0   to    $1,000.0   0.820%
                                                 $1,000.0   to    $1,500.0   0.770%
                                                 $1,500.0   to    $3,000.0   0.720%
                                                 $3,000.0   to    $6,000.0   0.700%
                                                >$6,000.0                    0.680%

Columbia Newport Tiger Fund                      $    0.0   to    $  500.0   0.700%
                                                 $  500.0   to    $1,000.0   0.700%
                                                 $1,000.0   to    $1,500.0   0.620%
                                                 $1,500.0   to    $3,000.0   0.570%
                                                 $3,000.0   to    $6,000.0   0.520%
                                                >$6,000.0                    0.470%

Columbia Newport Greater China Fund              $    0.0   to    $  500.0   0.950%
                                                 $  500.0   to    $1,000.0   0.950%
                                                 $1,000.0   to    $1,500.0   0.870%
                                                 $1,500.0   to    $3,000.0   0.820%
                                                 $3,000.0   to    $6,000.0   0.770%
                                                >$6,000.0                    0.720%

Columbia International Fund, VS                  $    0.0   to    $  500.0   0.870%
                                                 $  500.0   to    $1,000.0   0.820%
                                                 $1,000.0   to    $1,500.0   0.770%
                                                 $1,500.0   to    $3,000.0   0.720%
                                                 $3,000.0   to    $6,000.0   0.700%
                                                >$6,000.0                    0.680%

Columbia Technology Fund, Inc.                   $    0.0   to    $  500.0   0.870%
                                                 $  500.0   to    $1,000.0   0.820%
                                                >$1,000.0                    0.770%

Columbia Real Estate Equity Fund, VS                                         0.650%

Liberty S&P 500 Index Fund, VS                                               0.200%

Columbia Federal Securities Fund                 $    0.0   to    $  500.0   0.530%
                                                 $  500.0   to    $1,000.0   0.480%
                                                 $1,000.0   to    $1,500.0   0.450%
                                                 $1,500.0   to    $3,000.0   0.420%
                                                >$3,000.0                    0.400%

Columbia Intermediate Government Income Fund     $    0.0   to    $  500.0   0.460%
                                                 $  500.0   to    $1,000.0   0.410%
                                                 $1,000.0   to    $1,500.0   0.380%
                                                 $1,500.0   to    $3,000.0   0.350%
                                                 $3,000.0   to    $6,000.0   0.340%
                                                >$6,000.0                    0.330%

Columbia Contrarian Income Fund                  $    0.0   to    $  500.0   0.550%
                                                 $  500.0   to    $1,000.0   0.500%
                                                 $1,000.0   to    $1,500.0   0.470%
                                                 $1,500.0   to    $3,000.0   0.440%
                                                 $3,000.0   to    $6,000.0   0.430%
                                                >$6,000.0                    0.420%

Columbia Corporate Bond Fund                     $    0.0   to    $  500.0   0.480%
                                                 $  500.0   to    $1,000.0   0.430%
                                                 $1,000.0   to    $1,500.0   0.400%
                                                 $1,500.0   to    $3,000.0   0.370%
                                                 $3,000.0   to    $6,000.0   0.360%
                                                >$6,000.0                    0.350%

Columbian Intermediate Bond Fund                 $    0.0   to    $  500.0   0.350%
                                                 $  500.0   to    $1,000.0   0.350%
                                                 $1,000.0   to    $1,500.0   0.300%
                                                 $1,500.0   to    $3,000.0   0.290%
                                                 $3,000.0   to    $6,000.0   0.280%
                                                >$6,000.0                    0.270%

Columbia Quality Plus Bond Fund                  $    0.0   to    $  500.0   0.480%
                                                 $  500.0   to    $1,000.0   0.430%
                                                 $1,000.0   to    $1,500.0   0.400%
                                                 $1,500.0   to    $3,000.0   0.370%
                                                 $3,000.0   to    $6,000.0   0.360%
                                                >$6,000.0                    0.350%

Columbia Income Fund                             $    0.0   to    $  500.0   0.420%
                                                 $  500.0   to    $1,000.0   0.375%
                                                 $1,000.0   to    $1,500.0   0.370%
                                                 $1,500.0   to    $3,000.0   0.340%
                                                 $3,000.0   to    $6,000.0   0.330%
                                                >$6,000.0                    0.320%

Liberty Federal Securities Fund, VS              $    0.0   to    $  500.0   0.380%
                                                 $  500.0   to    $1,000.0   0.330%
                                                 $1,000.0   to    $1,500.0   0.300%
                                                 $1,500.0   to    $3,000.0   0.270%
                                                 $3,000.0   to    $6,000.0   0.260%
                                                >$6,000.0                    0.250%

Columbia High-Yield Fund, Inc.                  $      0.0 to   $     500.0     0.600%
                                                $    500.0 to   $   1,000.0     0.550%
                                                $  1,000.0 to   $   1,500.0     0.520%
                                               >$  1,500.0                      0.490%

Columbia High Yield Opportunity Fund            $      0.0 to   $     500.0     0.600%
                                                $    500.0 to   $   1,000.0     0.550%
                                                $  1,000.0 to   $   1,500.0     0.520%
                                               >$  1,500.0                      0.490%

Columbia Short-Term Bond Fund, Inc.             $    0.0   to   $     500.0     0.450%
                                               >$  500.0                        0.400%

Columbia Strategic Income Fund                  $      0.0 to   $     500.0     0.600%
                                                $    500.0 to   $   1,000.0     0.550%
                                                $  1,000.0 to   $   1,500.0     0.520%
                                               >$  1,500.0                      0.490%

Columbia Strategic Income Fund, VS              $      0.0 to   $     500.0     0.600%
                                                $    500.0 to   $   1,000.0     0.550%
                                                $  1,000.0 to   $   1,500.0     0.520%
                                               >$  1,500.0                      0.490%

Columbia Tax-Exempt Insured Fund                $      0.0 to   $     500.0     0.550%
                                                $    500.0 to   $   1,000.0     0.500%
                                                $  1,000.0 to   $   1,500.0     0.470%
                                                $  1,500.0 to   $   3,000.0     0.440%
                                                $  3,000.0 to   $   6,000.0     0.430%
                                               >$  6,000.0                      0.420%

(Combined with Columbia Tax Exempt Fund
for purposes of determining breakpoints)
Columbia Tax Exempt Fund                        $      0.0 to   $     500.0     0.550%
                                                $    500.0 to   $   1,000.0     0.500%
                                                $  1,000.0 to   $   1,500.0     0.470%
                                                $  1,500.0 to   $   3,000.0     0.440%
                                                $  3,000.0 to   $   6,000.0     0.430%
                                               >$  6,000.0                      0.420%

(Combined with Columbia Tax Exempt Insured
Fund for purposes of determining breakpoints)
Columbia Florida Intermediate Municipal Bond    $      0.0 to   $     500.0     0.480%
Fund                                            $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia Connecticut Intermediate               $      0.0 to   $     500.0     0.480%
Municipal Bond Fund                             $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia Massachusetts Intermediate
Municipal Bond Fund                             $      0.0 to   $     500.0     0.480%
                                                $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia Intermediate Tax-Exempt Bond Fund      $      0.0 to   $     500.0     0.480%
                                                $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia Pennsylvania Intermediate              $      0.0 to   $     500.0     0.480%
Municipal Bond Fund                             $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia New Jersey Intermediate                $      0.0 to   $     500.0     0.480%
Municipal Bond Fund                             $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia Rhode Island Intermediate              $      0.0 to   $     500.0     0.480%
Municipal Bond Fund                             $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%

Columbia New York Intermediate
Municipal Bond Fund                             $      0.0 to   $     500.0     0.480%


                                                $    500.0 to   $   1,000.0     0.430%
                                                $  1,000.0 to   $   1,500.0     0.400%
                                                $  1,500.0 to   $   3,000.0     0.370%
                                                $  3,000.0 to   $   6,000.0     0.360%
                                               >$  6,000.0                      0.350%